Exhibit 10.3

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

LIMITED WAIVER AND CONSENT

This Limited Waiver and Consent (this “Limited Waiver and Consent”) is entered into as of May 11, 2026, by and among Structural Capital Investments III, LP (“SCI”), Structural DCO II Series of Structural Capital DCO LLC (“DCO”), Series PCI Syntiant, a series of Structural Capital Primary Co-Investment Fund, LLC (“PCI”), Structural Capital Investments IV, LP (“SCI IV” and together with SCI, DCO and PCI, “Lenders” and each, a “Lender”), Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent for Lenders (“Agent”), Syntiant Corp., a Delaware corporation (“Parent”), Pilot AI Labs, Inc., a Delaware corporation (“Pilot”), Syntiant Taiwan LLC, a Delaware limited liability company (“Syntiant Taiwan”), Syntiant Holdings LLC, a Delaware limited liability company (“Syntiant Holdings”; and, together with Parent, Pilot, and Syntiant Taiwan, each, a “Borrower” and collectively, the “Borrowers”), Syntiant Malaysia Logistics Sdn. Bhd. (Registration No. 202401025332 (1571181-W)), a company incorporated under the laws of Malaysia (“Syntiant Malaysia Logistics”), and Syntiant Malaysia Manufacturing Sdn. Bhd. (Registration No. 202401025052 (1570901-M)), a company incorporated under the laws of Malaysia (“Syntiant Malaysia Manufacturing” and together with Syntiant Malaysia Logistics and the Borrowers, collectively, the “Loan Parties”).

RECITALS

A.
The Loan Parties, Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of December 27, 2024, as amended by that certain First Amendment to Loan and Security Agreement dated as of February 3, 2026 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.
The Loan Parties have advised the Agent and the Lenders that Events of Default (the Events of Default specified below, collectively, the “Specified Events of Default”) have occurred and are continuing under:
1.
Section 8.2 of the Loan Agreement, as a result of the Loan Parties’ failure to comply with the requirements of a Permitted Acquisition in connection with entering into (a) that certain Stock Purchase and Contribution Agreement, dated as of April 10, 2026, by and among (i) Parent, (ii) Orosound SAS, a société par actions simplifiée organized and existing under the laws of the French Republic, having its registered office located 23 boulevard des Capucines, 75002 Paris, France and registered with the Paris Trade and Companies Register (Registre de Commerce et des Sociétés) under the identification number 811 315 829, and (iii) the seller’s equity holders party thereto, an executed version of which is attached hereto as Exhibit A; and (b) that certain Asset Purchase Agreement for the Sale and Purchase of Certain Assets of AudioSourceRE DAC, dated as of April 22, 2026, by and between Parent and AudioSourceRE DAC, a designated activity company incorporated in Ireland with company number 629667 whose registered office is at The Rubicon Centre, Cork Institute of Technology, Bishopstown, Cork, Co. Cork, T12 Y275, an executed version of which is attached hereto as Exhibit B (the acquisitions described in the foregoing clause (a) and (b), the “Specified Acquisitions”);
2.
Section 8.6 of the Loan Agreement, as a result of the cross-defaults under the Seller LSA;
3.
Section 8.2 of the Loan Agreement, as a result of the failure of the Loan Parties to deliver notice to the Agent, within three (3) Business Days after the discovery of each of the Specified Events of Default as required under Section 6.5 of the Loan Agreement; and

4.
Section 8.9 of the Loan Agreement, as a result of representations and warranties made by any Loan Party as to the absence of a Default or an Event of Default during the period in which any of the Specified Events of Default had occurred and were continuing.
C.
The Loan Parties have advised the Agent and the Lenders that Seller LSA Agent and the Seller LSA Lenders will, among other things, reduce the interest rate under the Seller LSA from 13% to 8% (such interest rate reduction, the “Seller Interest Amendment”) and the Seller Subordination Agreement requires that, among other things, the Subordinated Creditor (as defined in the Seller Subordination Agreement) obtain prior written approval from the Senior Creditor (as defined in the Seller Subordination Agreement) prior to making any changes to the interest rate in the Seller LSA, including the Seller Interest Amendment.
D.
The Loan Parties have requested that Agent and the Lenders agree to (1) waive the Specified Events of Default and (2) consent to the Specified Acquisitions and the Seller Interest Amendment. Agent and the Lenders have agreed to waive the Specified Events of Default and to consent to the Specified Acquisitions and the Seller Interest Amendment, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

NOW, THEREFORE, the parties agree as follows:

1.
The Lenders party hereto, which constitute the Required Lenders, hereby (a) waive, in accordance with Section 13.4 of the Loan Agreement, the Specified Events of Default and (b) consent to the Specified Acquisitions and the Seller Interest Rate Amendment; provided, that, foregoing waiver and consent shall not, and shall not be deemed to, modify, limit, reduce or otherwise affect the obligations of the Loan Parties to comply with each and every other obligation, covenant, duty and agreement contained in the Loan Agreement and/or any other Loan Document (in each case, as such Loan Document may be amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, including pursuant to this Limited Waiver and Consent) at all times during the term of the Loan Agreement, whether prior to, on or after the Effective Date (as defined below). The waiver and consent provided in this Section 1 is a limited, one-time waiver and consent and shall not be, or be construed or otherwise deemed to be, a waiver of or consent to, or in any way obligate the Lenders (by act of the Required Lenders or otherwise) to waive or consent to any other action under the Loan Agreement or any other Loan Document (other than the Specified Events of Default and Seller Interest Amendment).
2.
No course of dealing on the part of Agent or the Lenders or their officers, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or any Lender’s failure at any time to require strict performance by any Loan Party of any provision shall not affect any right of Agent or any Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent.
3.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Agreement, as in effect prior to the date hereof.
4.
To induce Agent and Lenders to enter into this Amendment, each Loan Party hereby makes the following representations and warranties to Agent and Lenders:
a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date), and (b) no Event of Default is continuing;

b.
Each Loan Party has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;
c.
The organizational documents of each Loan Party delivered to Agent on the Closing Date, and updated pursuant to subsequent deliveries by the Borrower to the Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
d.
The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement, do not and will not (i) conflict with or result in a breach of any material law or material regulation, order, writ, injunction or decree of any court or governmental instrumentality binding on or affecting any Loan Party, (ii) cause a breach of any Material Contract to which any Loan Party is a party or by which it is bound, or (iii) conflict with or constitute a breach of the organizational documents of any Loan Party;
e.
The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement do not require any consents or approvals of, filings and registrations with, or other actions in respect of, any Governmental Authorities, except as already has been obtained or made; and
f.
This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights or by general principles of equity.
5.
As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following on or before the date first written above (the “Effective Date”):
(a)
this Limited Waiver and Consent, duly executed by each Loan Party;
(b)
the Collateral and Pledge Agreement, with Exhibit A thereto replaced in its entirety with a new Exhibit A in the form attached hereto as Exhibit C; and
(c)
all Lender Expenses incurred through the date of this Amendment, which may be debited from any of a Loan Party’s accounts.
6.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
7.
This Amendment is hereby deemed to be, and shall be, a Loan Document, and all references to a “Loan Document” or the “Loan Documents” in the Loan Agreement or in any other Loan Document (including, without limitation, all such references in the representations and warranties of the Loan Parties set forth in the Loan Agreement and the other Loan Documents), shall be deemed to include, and shall include, this Agreement.
8.
California law governs this Amendment without regard to principles of conflicts of law. Each Loan Party, Agent and Lenders submit to the exclusive jurisdiction of the State and Federal courts in the County of San Mateo, California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LOAN PARTIES:

SYNTIANT CORP.

By:	/s/ Robert M. Saman
Name:	Robert M. Saman
Title:	Chief Legal Officer & GC

PILOT AI LABS, INC.

By:	/s/ Robert M. Saman
Name:	Robert M. Saman
Title:	General Counsel

SYNTIANT TAIWAN LLC

By:	/s/ Robert M. Saman
Name:	Robert M. Saman
Title:	General Counsel

SYNTIANT HOLDINGS LLC

By:	/s/ Robert M. Saman
Name:	Robert M. Saman
Title:	General Counsel

SYNTIANT MALAYSIA LOGISTICS SDN. BHD.

By:	/s/ Robert M. Saman
Name:	Robert M. Saman
Title:	Director

By:	/s/ Paul Henderson
Name:	Paul Henderson
Title:	Director

SYNTIANT MALAYSIA MANUFACTURING SDN. BHD.

By:	/s/ Robert M. Saman
Name:	Robert M. Saman
Title:	Director

By:	/s/ Paul Henderson
Name:	Paul Henderson
Title:	Director

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

LENDERS:

Structural Capital Investments III, LP, a Delaware limited partnership

By:	Structural Capital GP III, LLC,
a Delaware limited liability company its General Partner

By:	/s/ Kai-Sui Tse
Name:	Kai-Sui Tse
Title:	Managing Member

Structural Capital Investments IV, LP, a Delaware limited partnership

By:	Structural Capital GP IV, LLC,
a Delaware limited liability company its General Partner

By:	/s/ Kai-Sui Tse
Name:	Kai-Sui Tse
Title:	Managing Member

AGENT:

Ocean II PLO LLC a California limited liability company

By:	Structural Capital Management Company II, LP,
a Delaware limited partnership Its Manager

By:	Structural Capital GP, LLC,
a Delaware limited liability company Its General Partner

By:	/s/ Kai-Sui Tse
Name:	Kai-Sui Tse
Title:	Managing Member

EXHIBIT A

Orosound Agreement

[Intentionally Omitted]

EXHIBIT B

AudioSourceRE Agreement

[Intentionally Omitted]

EXHIBIT C

Pledged Shares

[Intentionally Omitted]